Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation or organization)

N/A

I.R.S. Employer Identification Number

3420

(Primary Standard Industrial Code Classification Number)

2233 Columbia Street, Suite 300

Vancouver, BC V5Y 0M6

Canada

(604) 757-0952

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of Registration Fee(4)
Common Shares, no par value	1,498,376 shares	$2.52	$3,775,907.52	$411.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold in connection with any stock split, stock dividend or similar transaction, or anti-dilution or other adjustment pursuant to the employee benefit plan described herein.

(2)	Includes 1,498,376 shares available for issuance under the Registrant’s current Equity Incentive Plan, which are available for issuance under the current Plan, of which 633,907 shares under such Plan and 98,356 other shares are being offered for resale by the Selling Stockholders listed in Part II, below.

(3)	In accordance with Rule 457(n) under the Securities Act, the maximum offering price per share and the proposed maximum aggregate offering price are estimated based on the average of the $2.63 (high) and $2.41 (low) sale price of the Registrant’s Common Stock, no par value, as reported on the Nasdaq Capital Market on August 18, 2021, which date is within five business days prior to filing this Registration Statement.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act based on the average of the high and low trading prices of a share of common stock of the registrant on the Nasdaq Capital Market on August 18, 2021.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) registers common shares, no par value per share, (the “Shares”) of AgriForce Growing Systems, Ltd. (“AgriForce,” the “Registrant,” the “Company,” “we,” “us” or “our”) including:

(i)

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used in connection with the reoffer and resale of our securities registered hereunder by the Selling Stockholders identified in the Reoffer Prospectus (the “Selling Stockholders”), some of whom may be considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The number of Shares included in the Reoffer Prospectus represents the total number of Shares held by the Selling Stockholders, as well as those that may be acquired by the Selling Stockholders pursuant to restricted stock unit awards made to the Selling Stockholders by the Registrant, and does not necessarily represent a present intention to sell any or all such Shares by the Selling Stockholders. All shares registered hereunder for officers and directors of the Company shall only be offered for resale in amounts not to exceed the amount of shares each such person could sell in any three month period under Rule 144(e) promulgated under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, beginning on Page 1 through Page 10, up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the Reoffer Prospectus is a part, constitutes a “Reoffer Prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to General Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers or resales of Shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the Selling Stockholders named in the Reoffer Prospectus.

Item 1.	Plan Information.

Stock Option Plan

The Company adopted a stock option plan originally on December 12, 2018 (the “Option Plan”), as amended, under which the committee of the Board (the “Committee”) may from time to time in its discretion, grant to directors, officers, employees and consultants of the Company non-transferable options to purchase common shares (“Options”). As of the date of this Prospectus, the Company has 742,276 Options outstanding. The Option Plan was approved by the shareholders of the Company on June 10, 2019.

The principal purpose of the Option Plan is to advance the interests of the Company by encouraging the directors, employees and consultants of the Company and of its subsidiaries or affiliates, if any, by providing them with the opportunity, through options, to acquire Shares in the share capital of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of its affairs.

The Plan will be administered by the Compensation Committee of our Board of Directors, once established, or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are eligible to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The types of equity awards that may be granted under the Plan are: (i) incentive stock options (“ISOs”) and non-incentive stock options (“Non-ISOs”).

Eligibility

Any officer, director, employee or consultant of the Company or its wholly-owned subsidiaries (each as described in the Option Plan and each, an “Eligible Person”) is eligible to receive Options under the Option Plan. The Committee has full and final authority to determine the Eligible Persons who are granted Options under the Option Plan and the number of Shares subject to each Option.

Shares Subject to Option Plan

The maximum number of Shares which may be available for issuance under the Option will not exceed 15% of the total number of Shares issued and outstanding from time to time. The Option Plan is an “evergreen plan” and accordingly, any issuance of Shares from treasury, including the issuances of Shares in respect of which Options are exercised, and any expired or cancelled Options, shall automatically replenish the number of Shares issuable under the Option Plan.

The maximum number of Shares which may be issued or reserved for issuance to any one Person (as described in the Option Plan), and companies wholly-owned by that Person, under the Option Plan within any 12-month period shall not exceed 5% of the issued and outstanding Shares, calculated on the date an Option is granted to such Person.

Limits with Respect to Consultants and Employees or Consultants engaged in Investor Relations Activities

The maximum number of Options which may be granted to any one consultant under the Option Plan within any 12-month period, must not exceed 2% of the issued and outstanding Shares, calculated at the date an Option is granted to such consultant (on a non-diluted basis).

The maximum number of Options which may be granted to employees or consultants engaged in investor relations activities under the Option Plan within any 12-month period, must not exceed 2% of the issued and outstanding Shares, calculated on the date an Option is granted to any such investor relations person (on a non-diluted basis). No Options or shares underlying such Options issued to any person engaged in investor relations activities is being registered pursuant to this Registration Statement.

Exercise of Options

The exercise price of Options issued may not be less than the “Market Value” (as described in the Option Plan) of the Shares at the time the Option is granted. In addition, the exercise price will not be lower than as permitted by applicable stock exchange policies.

Subject to the provisions of the Option Plan and the particular Option, an Option may be exercised, in whole or in part, by delivering a written notice of exercise to the Company along with payment in cash or certified cheque for the full amount of the exercise price of the Shares then being purchased.

Term and Expiry Date

The period within which Options may be exercised and the number of Options which may be exercised in any such period are determined by the Committee at the time of granting the Options provided, however, that the maximum term of any Options awarded under the Option Plan is ten (10) years. The term and expiry date of any Options granted to a Ten Percent Shareholder Participant (as defined in the Option Plan) shall not exceed five (5) years from the date of grant.

Vesting

All Options granted pursuant to the Option Plan will be subject to the vesting requirements imposed by the Board at the time of grant of the Options.

Termination of Options

An optionee who ceases to be an Eligible Person for any reason, other than as a result of having been dismissed for cause or as a result of the optionee’s death, may exercise any vested and unexpired Options held by such optionee for a period of 30 days from the date of cessation (or until the normal expiry date of the Option rights of such optionee, if earlier), unless otherwise determined by the Committee and expressly provided for in the certificate representing the Options.

In the event of a death of the optionee during the currency of the optionee’s Options, any Options theretofore granted to the optionee are exercisable by the optionee’s lawful personal representatives, heirs or executors until the earlier of one (1) year after the date of death of such optionee and the expiry date of the Options.

If an optionee ceases to be an Eligible Person as a result of having been dismissed for cause, all unexercised Options of that optionee under the Option Plan shall immediately become terminated and shall lapse.

In the event of terminated by the Company by reason of disability of an optionee, any Options held by such optionee shall be exercisable by such optionee or by the personal representative on or before the date which is the earlier of one year following the date of disability and the expiry date of options.

Non-Assignability and Non-Transferability

Options granted under the Option Plan will be non-assignable and non-transferable by an optionee other than pursuant to a will or by the laws of descent and distribution, and such Option shall be exercisable, during an optionee’s lifetime, only by the optionee.

Adjustments in Shares Subject to Option Plan

The Option Plan contains provisions for the treatment of Options in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or Shares of the Company. The Options granted under the Option Plan may contain such provisions as the Committee may determine with respect to adjustments to be made in the number and kind of Shares covered by such Options and in the exercise price in the event of such change.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Ingo Mueller

Chief Executive Officer
2233 Columbia Street, Suite 300

Vancouver, BC V5Y 0M6

Canada

(604) 757-0952

REOFFER PROSPECTUS

AgriForce Growing Systems, Ltd.

2233 Columbia Street, Suite 300

Vancouver, BC V5Y 0M6

Canada

(604) 757-0952

732,263 Common Shares

This Reoffer Prospectus relates to 732,263 common shares no par value (the “Shares”), that may be offered and resold from time to time by the selling stockholders identified in this Reoffer Prospectus (the “Selling Stockholders”) for their own account. Some of the Selling Stockholders are “affiliates” of the Company, as defined by Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholders were issued grants of stock, which they hold of their own account, as well as restricted stock, restricted stock units, options, and other convertible rights (the “Stock Rights”) which were convertible, upon vesting and settlement by the Company, into Shares pursuant to the Plan or other common shares issued by the Company. The Company will issue Shares under the Registration Statement of which this Reoffer Prospectus forms a part to the Selling Stockholders in settlement of the Stock Rights held by the Selling Stockholders on a one-for-one basis pursuant to the 2018 Plan and the term of their individual award agreements.

It is anticipated that the Selling Stockholders will offer the Shares issued to them for sale at prevailing prices on The NASDAQ Capital Market on the date of sale; however, the Selling Stockholders may also sell the Shares issued to them in various other types of transactions, such as, for example, sales in negotiated transactions through underwriters. For a description of the various methods by which the Selling Stockholders may offer and sell their Shares described in this Reoffer Prospectus, see the section entitled “Plan of Distribution” of this Reoffer Prospectus. We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering will be borne by us and will not borne by the Selling Stockholders.

Some of the Shares issued pursuant to the Plan in settlement of awards granted to the Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Shares (including the Shares issuable upon settlement of the Stock Rights) under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

The Selling Stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on The NASDAQ Capital Market under the symbol “AGRI”. On August 20, 2021, the closing price of our common stock on such market was $2.30 per share.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 14 of this Reoffer Prospectus, as well as those disclosed in our most recent annual report on Form 10-K, as amended.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is August 25, 2021.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS REOFFER PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS REOFFER PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS REOFFER PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER OF ANY SECURITIES PURSUANT TO THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Reoffer Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Reoffer Prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this Reoffer Prospectus, unless otherwise noted, “Marathon,” “Company,” “we,” “us,” and “our” refer to AgriForce Growing Systems, Ltd.

ABOUT AGRIFORCE GROWING SYSTEMS

AgriFORCE Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 2233 Columbia St., Suite 300, Vancouver, British Columbia, V5Y 0M6. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriFORCE Growing Systems Ltd.

Our Business

AgriFORCE is dedicated to transforming modern agricultural development through our proprietary patent pending facility design and automated growing system. Our methods are designed to produce high-quality, pesticide-free, locally cultivated crops – cost-effectively and with the ability to quickly scale, in virtually any climate. Designed to meet both European Union Good Manufacturing Practices standards and the United States Department of Agriculture organic equivalent, we intend to utilize our platform as an industry accepted standard for, among other things, controlled environment plant-based vaccine and pharmaceutical biomass and food production.

Understanding Our Approach – The AgriFORCE Precision Growth Method

Traditional farming includes three fundamental approaches: outdoor, greenhouse and indoor. AgriFORCE introduces a unique fourth method, the AgriFORCE precision growth method, which is informed by cutting-edge science and leveraging the latest advances in artificial intelligence (AI) and Internet of Things (IoT).

With a carefully optimized approach to facility design, IoT, AI utilization, nutrient delivery, and micro-propagation, we have devised an intricate, scientific and high success-oriented approach that was designed to produce much greater efficacy yields using fewer resources. This method is intended to outperform traditional growing methods using a specific combination of new and traditional techniques required to attain this efficiency. We call it precision growth. The AgriFORCE precision growth method focuses on addressing some of the most important legacy challenges in agriculture: environmental impact, operational efficiency and yield volumes.

The AgriFORCE precision growth method presents a tremendous opportunity to positively disrupt all corners of the industry. The market size of just the nutraceutical and plant-based pharmaceutical and vaccine/therapeutics market is over $500 billion. Including the traditional hydroponics high value crops and controlled-environment food markets, the addressable market approaches nearly $1 trillion. (1)(2)(3).

While our patent pending intellectual property initially targeted the hydroponics sector of high value crops to showcase its efficacy in a growing market, we are currently expanding operations to refine our technology and methodology for vegetables and fruit. Hydroponics was identified as an ideal sector to demonstrate proof of concept However, management has decided that the Company focus on evolving our intellectual property and applying our precision growth method to other agricultural areas so that we can be a part of the solution in fixing the severe issues with the global food supply chain.

The AgriFORCE Model – Managing the Difficulties of Agricultural Verticals with Modern Technology and Innovation

Our intellectual property combines a uniquely engineered facility design and automated growing system to provide a clear solution to the biggest problems plaguing most agricultural verticals. It delivers a clean, self-contained environment that maximizes natural sunlight and offers near ideal supplemental lighting. It also limits human intervention and – crucially – it was designed to provide superior quality control. It was also created to drastically reduce environmental impact, substantially decrease utility demands, as well as lower production costs, while still delivering daily harvests and a higher crop yield.

Plants grow most robustly and flavorfully in full natural sunlight. While it may seem counterintuitive to some, even the clearest of glass greenhouses inhibit the full light spectrum of the sun. However, new translucent and transparent membrane materials have emerged recently that enable the near-full-transmission of the sun’s light spectrum.

(1) https://home.kpmg/pl/en/home/insights/2015/04/nutraceuticals-the-future-of-intelligent-food.html

(2) https://link.springer.com/article/10.1057/jcb.2010.37

(3) https://medium.com/artemis/lets-talk-about-market-size-316842f1ab27

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Unlike plastic or glass, these new transparent membranes can help crops achieve their full genetic (and flavor) potential. Natural light also warms the microclimate when necessary, dramatically reducing heating energy requirements. And at times when the sun is not cooperating, advances in supplemental grow lighting can extend the plants’ photoperiod – even beyond natural daylight hours – to maximize crop growth, quality, and time to harvest by up to 50% or better.

Greenhouses and vertical farms are also compromised by outdoor and human-introduced contamination. The new model relies on creating a sealed, cleanroom-like microclimate that keeps pests, pesticides and other pollutants outside.

Thanks to artificial intelligence, the Internet of Things, and similar advances, farmers can now benefit from highly automated growing systems that reduce human intervention and its associated costs. Finely tuned convective air circulation systems enable the microclimate to remain sealed and protected. Natural temperature regulation using sunlight and organic foam-based clouds can significantly reduce air-conditioning electricity requirements. Highly automated hydration, fertilization and lighting are all continuously optimized by machine learning.

This new AgriFORCE model, which has been designed with more than three years of research and development, is set to be put into large scale practice when the first of three new grow facilities completes construction on a 41-acre site in Coachella, California we expect to purchase in the coming year. This unique approach, which included contributions from lighting experts who had previously worked at NASA sending plants into space, was developed to significantly improve local food security in an environmentally friendly way. It uses the best aspects of current growing methods – outdoor, greenhouse and indoor – and replaces their shortcomings with better technology and processes.

Any solution whether in agriculture, industry, or consumer goods is typically the integration of various disparate parts which, in and of themselves, require independent skill sets and levels of expertise to bring together the desired outcome. Controlled environment agriculture solutions such as our patent pending proprietary facility and automated grow system are no different. Centered around four pillars: facility and lighting; automation and AI; nutrients and fertigation and micropropagation and genetics, our business not only has a tremendous opportunity to grow organically by virtue of its existing contracts and a future pipeline of similar contracts, but also through accretive acquisitions.

Our Position in the Ag-Tech Sector

The Ag-Tech sector is severely underserved by the capital markets, and we see an opportunity to acquire global companies who have provided solutions to the industry and are leading innovation moving forward. We are creating a separate corporate office to aggressively pursue such acquisitions. The robustness of our engagement with potential targets has confirmed our belief and desire to be part of a larger integrated Ag-Tech solutions provider, where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint. We believe that there is currently no one that we are aware of who is pursuing this model in the US capital markets environment at this time.

Plant Based Vaccines

Our technology and grow houses may be modified to work with various plant based pharmaceutical crops. One timely and potentially life-saving application is to cultivate plants which can be used to produce vaccines for various diseases, and most currently relevant, Covid-19.

As research groups are developing vaccines to fight the pandemic, they need a method to produce these vaccines quickly, in large amounts and at a low cost. One potential solution is to use plants as bio-factories. The genes to produce the vaccine can be transferred quickly and temporarily to plants that can be grown and harvested using simple and safe farming techniques.

Genetically engineered plants have been used for more than 30 years to provide a platform for manufacturing biopharmaceuticals. A diverse group of biopharmaceuticals, including antibodies, vaccines, growth factors, and cytokines have been produced in plant systems. A recombinant enzyme produced in carrot cells, for example, has been approved by the U.S. Food and Drug Administration for replacement therapy treatment of Gaucher’s disease, a genetic enzyme deficiency. The main advantages of plant-based platforms include their inability to replicate human pathogens. This requires less strident efforts to diminish the risk of contamination during the purification process. Plant-based platforms also require less sophisticated bioreactors for efficient synthesis of complex proteins.

Plant-based vaccines are gradually becoming a reality, although progress has been slower than expected. Slow progress is particularly true for the development of oral vaccines, with the main drawbacks being a poor characterization of antigen stability, bioavailability and reproducibility.

Injectable vaccines could be produced by using transient expression systems, which offer the highest protein yields and are already adopted at the industrial level to produce virus-like particle (VLPs) vaccines and other biopharmaceuticals under GMPC-processes.

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Stably transformed plants are another option, but this approach requires more time for the development of antigen-producing lines. Nonetheless, this approach offers the possibility of developing oral vaccines in which the plant cell could act as the antigen delivery agent. This is the most attractive approach in terms of cost, easy delivery and neutralizing the pathogen before it can cause infection.

One of the significant challenges of plant-based pharmaceuticals including vaccines is the segregation of food and feed crops used as production hosts. This is particularly important for where there is a risk of admixture with commodities intended for food and feed. Therefore, it is not just the crop itself but the way in which it interacts with surrounding crops. Preventing the genetic mixing as a result of cross pollination, in large part can only be managed through the careful breeding, cloning and an enclosed facility. Although traditional greenhouses or indoor facilities could notionally provide some form of controlled environment, most do not meet Good Manufacturing Practices standards or are not designed to allow for the plant to achieve its full genetic potential/expression. Good Manufacturing Practices standards is a component of quality assurance that ensures that a pharmaceutical product or vaccine is manufactured to a quality appropriate for its intended use on a consistent basis. This means that the manufacturing process is completely defined, both in terms of materials and procedures. Appropriate certified facilities and equipment must be available, processes and analytical methods must be validated, and staff must be adequately trained.

In the case of terrestrial plants that are used to produce pharmaceuticals and vaccines, there are natural variations and inconsistencies in growth, soil and weather conditions that limit suitability. Furthermore, the location of crop production would have to be outside of the traditional food belt areas, which are typically the best conditions for growing crops, in order to avoid cross pollination and the contamination of food and feed crops. The production of crops (plant biomass) in a controlled environment in which conditions are optimized in compliance with Good Manufacturing Practices standards, from the genetic origination of material through to automated growing offers the best way to allow for plant based vaccine and pharmaceutical feed stock to be grown. Additionally, a self-contained facility that allows the plant biomass to be extracted and clarified on an as produced biomass daily basis offers tremendous scaling benefits, which are often cited as the reason for controlled environment solutions to be pursued. This allows the Company to pursue relationships with biotechnology and pharmaceutical companies who are currently pursuing plant based COVID vaccines and other plant-based pharmaceuticals and imbed downstream processing specific to their needs within the Company’s facility design. This will allow for more efficient logistics and movement of product to the plant made pharmaceutical facility reducing some costs.

Based upon an initial analysis of notable plants (Artemisia annua, Cocculus hirsutus, Nicotiana benthamiana, Solanum nigrum, etc.) currently used in research, the Company has determined that the AgriFORCE Operations, Facilities, Systems, and Environment (four of the five factors in COFSE, our Crops, Ops, Facilities, Systems, Environment optimization strategy) can easily and readily optimize cultivation of the plants analyzed, as well as a wide range of other similar medicinal plants.

Plants identified by pharma companies in the future, that have other COSFE challenges, can certainly be cultivated and optimized in AgriFORCE facilities with minimal to moderate change in any of the factors, most likely the Systems (Automated Grow Systems) and achievable in a matter of months at nominal cost.

Although the design changes are seemingly quite straight forward, the Company does note that certain conditions or requirements may cause more extensive work and hence an impact on time and cost. Likewise, the integration of extraction and clarification may require specialized processes outside of the scope of what the Company is familiar with but would reasonably assume that its biotech and pharmaceutical customers would provide such expertise. It is the Company’s belief that most of the impact on time and budget would not be considered material except that the urgency of the race to provide a vaccine for COVID could re-define materiality in the context of time.

AgriFORCE facilities development, fabrication, and construction is based upon “modular components and systems” in place and ready, prefabricated and shipped to site for most efficient assembly and commissioning. Due to the Company’s foundational development strategy, these facilities can be strategically located and multiplied virtually anywhere in the US and Canada, ideally between 33°N -50°N latitudes. Therefore, the location, count, and schedule to deliver operational facilities is a matter of capital and time.

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The AgriFORCE Grow House

The Company is an agriculture-focused technology company that delivers innovative and reliable, financially robust solutions for high value crops through our proprietary facility design and automation IP to businesses and enterprises globally. The Company intends to operate in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique proprietary facility design and hydroponics based automated growing system that enable cultivators to effectively grow crops in a controlled environment. The Company calls its facility design and automated growing system the “AgriFORCE grow house”. The Company has designed its AgriFORCE grow house to produce in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides, fungicides and/or irradiation. The Company is positioning itself to deliver solutions to a growing industry where end users are demanding environmentally friendly and sustainable, controlled growing environments and processes. The initial market focus is the cultivation of food and other high value crops in California, and proof of concept will be to apply the IP to biomass production of plant based vaccine materials. The Company believes that its IP will provide a lower cost cultivation solution for the indoor production of crops due to a combination of higher crop quality and yields, and reduced operating costs. The Company has designed its AgriFORCE grow house as a modular growing facility that it plans to build and license to licensed operators for the cultivation of food and high value crops. The AgriFORCE grow house incorporates a design and technology that is the subject of a provisional patent that the Company has submitted to the United States Patent and Trademark Office on March 7, 2019. On March 6, 2020, a New International Patent Application No. PCT/CA2020/050302 Priority Claim United States 62/815, 131 was filed. The Company’s IP can be adapted to a multitude of crops and required growing conditions where exacting environmental control and pharma grade equivalent cleanliness and processes are required to meet the highest cultivation standards. By delivering the first facility, the Company will be in a position to demonstrate the performance and to target Good Manufacturing Practices standards compliance necessary to engage the pharma industry as it moves into modifying its IP to meet the particular plant biomass requirements for vaccines and other pharma biomass.

As the Company commences construction of its micropropagation facility and grow house, it will start to develop its solution for fruits and vegetables focusing on the integration of its current structure with a new form of vertical grow technology. Although many of the components and elements will be the same or similar in nature, the automation and integration for going vertical and accommodating lighting, circulation, climate control and humidity control will be somewhat different. Therefore, the Company intends to develop a small working commercial facility as it moves to finalize design and engineering. The Company believes it can deliver new IP for vertical farming with a view to constructing its first commercial facility to serve the Southern California market for fresh local leafy greens (first crop) before rolling out its solution to address other crops and other local markets in the United States and internationally.

Our Intellectual Property Strategy

The Company’s IP and business is focused on four (4) key elements:

1)	FACILITY AND LIGHTING DESIGN

-the facility utilizes a proprietary building envelope system that allows virtually the full light spectrum and substantial portions of the UV light spectrum through ~~it~~. It is fully sealed and utilizes positive air pressure exchange to create a microclimate that optimizes temperature, humidity, CO2, air velocity, filtration, and sanitation through the process of biomimicry.

-Advanced proprietary supplemental grow lighting technologies achieving optimal luminous efficacy, spectrum, distribution characteristics, automated DLI management and fixture architecture.

2)	AUTOMATION AND ARTIFICIAL INTELLIGENCE

-Proprietary automated grow system(s) and technology integrated through IOT and artificial intelligence.

-Self learning input factors to create the highest yield, lowest impact cultivation.

3)	FERTIGATION AND NUTRIENTS

-white label and proprietary organic based blends/products tailored and focused on improved yields and reduced impact cultivation.

4)	MICROPROPAGATION AND GENETICS

Optimized cellular cloning and tissue culture process tailored to facility environment optimization to ensure enhanced solution specific genetic outcomes.

To maximize the AgriFORCE grow house’s production capacity, each AgriFORCE grow house will incorporate its own tissue culture laboratory for micropropagation into the Company’s proprietary mechanized and automated growing system. AgriFORCE micropropagation laboratories will enable the micropropagation of healthy plantlets that will then be transplanted and grown to maturity in its facilities.

Our Business Plan

The Company plans to develop its business by focusing on both an organic growth plan and through M&A. The Company’s organic growth plan is focused on four distinct phases:

PHASE 1: COMPLETED: 2017-2020

●	Conceptualization, Engineering, and Design of Facility and Systems.
●	Completed selection process of key environmental systems with preferred vendors.
●	The signing of revenue contracts with the Exclusive Independent Operator (EIO) for the first 3 facilities completed.
●	The arrangement of 3 offtake agreements signed with Exclusive Independent Operator (EIO) for those 3 facilities when complete.
●	Selection and Land Purchase agreement in Coachella, CA for 41.37-acre parcel subject to financing completion in 2021.
●	ForceFilm material ordered.

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PHASE 2: 2021:

●	Complete the financing for, and purchase of, the 41.37-acre parcel in Coachella, CA
●	Site preparation and utilities infrastructure build out for the campus (up to 8 facilities).
●	Fit out and complete genetics lab for micropropagation, breeding, and R&D to achieve near term revenue (8 months) of the sale of tissue culture clones for variant crops.
●	Additional raw materials procurement of AgriFORCE IP specific automated grow system, supplemental grow lighting and controls systems, and manufacture of the building envelope materials.
●	Conceptualization and design of vertical grow solutions in order to develop a small scale vertical grow house.
●	Focus on the delivery and installation of the first facility.

PHASE 3: 2022-2024:

●	Focus on the delivery and installation of the second and third facilities. Proof of quantitative and qualitative benefits will drive both sales pipeline acceleration for subsequent years.
●	Design and complete an R&D facility for plant-based pharma and food solutions testing and demonstration including genetic optimization through TC and breeding. Commence engagement with universities and pharmaceutical companies.
●	Construct small scale vertical grow house and operate successfully.
●	Finalize the design and engineering of vertical grow solution with construction commencement late in the third year. Commence engagement with local restaurants and grocery stores and develop a vertical grow house branding strategy.

PHASE 4: 2025:

●	Focus on delivery and installation of additional facilities.
●	Expand geographic presence into other states whilst also introducing the grow house to other international markets with a view to securing additional locations and markets by year four.
●	Targeted additional contracts of 3 facilities.
●	Commence and complete first vertical grow commercial facility to serve Southern California market by end of year 4.

The Company’s initial AgriFORCE grow houses are planned to be constructed in California.

With respect to M&A growth, the Company is creating a separate corporate office to aggressively pursue acquisitions. The Company will focus on identifying target companies in the key four pillars of its platform where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint. The Company believes that a buy and build strategy will provide unique opportunities for innovation across each segment of the Ag-Tech market we serve. Our unique IP combined with the know-how and IP of acquired companies will create additional value if the way we grow or produce crops. The Company believes there is currently no other public traded publicly in the United States pursing this model.

Below is a diagram of the intended strategy with respect to the Company’s M&A strategy:

Corporate Structure

The Company currently has the following wholly-owned subsidiaries, which perform the following functions – AgriForce Investments will handle any investments in the U.S., West Pender Holdings will hold real estate assets, West Pender Management will manage those assets and AGI IP will hold intellectual property in the U.S. and DayBreak is dormant:

Name of Subsidiary	Jurisdiction of Incorporation	Date of Incorporation
AgriFORCE Investments Inc. (US)	Delaware	April 9, 2019
West Pender Holdings, Inc.	Delaware	September 1, 2018
AGI IP Co.	British Columbia	March 5, 2020
West Pender Management Co.	British Columbia	July 9, 2019
DayBreak Ag Systems Ltd.	British Columbia	December 4, 2019

5

Summary Three Year History

From the date of Incorporation (December 22, 2017) to the date of the Prospectus, the Company has largely been engaged in completion of its initial corporate organization, assembling its management team, completing the design and engineering of its IP and filing the appropriate intellectual property protection and taking the initial steps to implement its business plan through the commencement of initial operations in California. Significant milestones during this period are as follows:

●	The Company completed its initial seed round financings in early 2018.

●	From November 2018 to August 2019, the Company engaged architectural, lighting design, engineering and tensile structure engineering consultants to advance “Concept Solution” to an “Engineered Solution” for the AgriFORCE grow houses, and the Company’s consultants completed testing and verification of its proprietary solutions, as described below in detail under “Advancement from Concept Solution to Engineered Solution”.

●	In December 2018, the Company selected FabriTec as its primary contractor for the growing portion of the AgriFORCE grow houses, which will be constructed of tensile steel and the high strength flexible covering material.

●	In January 2019, the Company received from FabriTec the initial engineering drawings for the greenhouse enclosure for the AgriFORCE grow house.

●	In February 2019, the Company arranged for PharmHaus, as its initial EIO, to enter into three offtake agreements with well-known California high value crop producers for the potential offtake purchase of an aggregate of 19,500 kilograms of production, which has since been increased to 21,878 kilograms of production per year under a replacement offtake agreement executed in September 2019 (terminated in April 2021 as per the below description).

●	On March 7, 2019, the Company filed an initial provisional patent application for the original concept related to the AgriFORCE grow house.

●	In July 2019, the Company entered into a master “Design/ Build” construction contract with FabriTec for the construction of the greenhouse enclosure (subject to final agreement on pricing).

●	In August 2019, the Company submitted an amended provisional patent application for its Structure Technology that reflects the “engineered solution” and related technology and intellectual property developed by the Company through the testing and verification process with FabriTec and the Company’s other architectural, engineering and technical consultants.

●	On March 6, 2020, a New International Patent Application No. PCT/CA2020/050302 Priority Claim United States 62/815, 131 was filed. The Company’s IP can be adapted to a multitude of crops and required growing conditions where exacting environmental control and pharma grade equivalent cleanliness and processes are required to meet the highest cultivation standards.

●	On April 22, 2021, the Company terminated its agreement with PharmHaus, its initial exclusive Independent Operator, as PharmHaus failed to demonstrate the business wherewithal to serve in its capacity as an exclusive Independent Operator.

●	As of the date of this prospectus, the Company has substantially finalized the final design and engineering drawings for the AgriFORCE grow house.

Debt Financing

The Company signed a Term Sheet with Capital Funding Group on April 8, 2020 for the provision of debt related to the potential purchase of a property in Coachella, CA and all site improvements and infrastructure. The Term Sheet was further renewed on February 5, 2021. The terms of the debt are to provide 50% of the value of the land purchase price and 80% of the value of the site improvements and infrastructure. The value of the debt is expected to be approximately $12,000,000. The interest rate applicable to the land purchase is 10.5% per annum and for the site improvements and infrastructure it is 15.5% annum. In order to complete the debt facility agreement, the Company will need to raise approximately $4,500,000 in equity by February 1, 2021. The term of the loan is eighteen months. The Company expects to re-finance at the completion of the improvements and infrastructure through traditional lending sources. The Company is also in discussions with respect to debt financing for the grow house structure as well as the associated equipment including but not limited to the HVAC system and the automated growing system through the same debt broker used to secure the Capital Funding Group loan facility term sheet. Capital Funding Group has agreed to provide such debt financing subject to the completion of a development appraisal and final approval by its board of directors. There can be no assurance as to whether the Company will be able to secure further debt or secure such debt on commercially reasonable terms.

On March 24, 2021, the Company entered into a securities purchase agreement with certain accredited investors for the purchase of $750,000 in principal amount ($600,000 subscription amount) of senior secured debentures originally due June 24, 2021 (the “Bridge Loan”). On June 24, 2021, the due date was extended to July 12, 2021. The imputed interest rate is encompassed within the original issue discount of the debentures and no additional cash interest shall be due. The debentures were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to certain purchasers who are accredited investors within the meaning of Rule 501 under the Securities Act of 1933, as amended. Each debenture holder will receive a warrant to purchase shares of common stock in an amount equal to 50% of the principal amount divided by 80% of the initial public offering price of the Company’s common stock. The warrants are exercisable at 80% of the initial public offering price. Transaction costs of $69,000 have been recorded in connection with the Bridge Loan.

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The Company’s Initial California EIO (Exclusive Independent Operator)

The Company has terminated its EIO agreements (the “PharmHaus Agreements”) with PharmHaus, a private company that is arms-length to AgriFORCE. The Company had entered into each of the following agreements, on the terms outlined above, with PharmHaus as the EIO (the “PharmHaus Agreements”):

●	Cultivation Facility Lease Agreement;

●	IP License Agreement; and

●	Management Services Agreement.

PharmHaus required additional financing in order to achieve its business plan and objectives and in order to perform its contractual obligations under the Company’s agreements with PharmHaus. There was no assurance that PharmHaus would be able to obtain such funding. As a result of PharmHaus’ inability to secure funding and the Company’s focus on food and pharma applications of its IP as well as acquisition opportunities outside of the cannabis market, the Company chose to terminate its contract with PharmHaus on April 22, 2021.

Micropropagation Laboratories

The Company has undertaken the steps described below in connection with the design and deployment of the Company’s micropropagation laboratories. These laboratories will ultimately be deployed at the Company’s AgriFORCE grow houses. However, the Company has identified a business opportunity through a current micropropagation lab which requires additional capacity for deployment of the micropropagation laboratories for plantlet growth in advance of the completion of the initial AgriFORCE grow houses. The advantage of the Company for pursuing this opportunity is that it enables the Company to achieve initial revenues in advance of incurring the full construction expenditure required for the initial AgriFORCE grow houses, thereby providing internally generated funding for the Company’s expenditures and tests of the micropropagation process with the selected crops:

●	the Company has completed the evaluation of options for construction of the micropropagation facility;

●	the Company has completed the determination of the most suitable low capital expenditure option providing flexibility;

●	Acquired in-house expertise through Dr. Laila Benkrima, the Company’s Chief Scientific Officer, who has a PhD from the University of Paris in horticulture with a specialization in tissue culture and the hybridization and selection of plant varietals;

●	completed the design of full facility and equipment scope and layout;

●	identified potential vendors and received final quotations; and

●	Research and preparation for permitting and licensing requirements.

The Company is presently proceeding with selecting vendors from whom we obtained quotations for the fit out of the micropropagation laboratories in order that these laboratories can be constructed. Concurrently, the Company is engaging in discussions with respect to the commercial arrangement of providing micropropagation services for another micropropagation lab’s excess volume requirements as well as exploring opportunities to provide such services to potential customers.

Intellectual Property

The Company’s intellectual property rights are important to its business. In accordance with industry practice, the Company protects its proprietary products, technology and its competitive advantage through a combination of contractual provisions and trade secret, copyright and trademark laws in Canada, the United States and in other jurisdictions in which it conducts its business. The Company also has confidentiality agreements, assignment agreements and license agreements with employees and third parties, which limit access to and use of its intellectual property.

Patent Applications

Date filed or Information received	Registration Date	Title	Serial #	Registration#	Prov.Patent Application #	PCT Patent Application	Patent #	Comment	Expiry Date for Either Application or Registration	Applicant
7/Mar/2019		Structures For Growing Plants and Related Aparatrus and Methods			62/815,131				Expired replaced with 56288979-7PCT	Canivate Growing Systems Ltd
26/Aug/2019		AUTOMATED GROWING SYSTEMS			62/891,562				Expired replaced with 56288979-10PCT
6/Mar/2020		Structures For Growing Plants	56288979-7PCT			PCT/CA2020/050302		Prior Claim date: 03/07/2019 - Pending	5/Sep/2022	AgriFORCE Growing Systems Ltd.
26/Aug/2020		AUTOMATED GROWING SYSTEMS	56288979-10PCT			PCT/CA2020/051161		Prior Claim date: 08/26/2019 - Pending	25/Feb/2022	AgriFORCE Growing Systems Ltd.

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Trademarks

Date filed or Information received	Registration Date	Title	Serial #	US Trade Mark Application #	CDN Trade Mark Application #2	Trademark International Registration #	US Trade Mark #	Comment	Expiry Date	Owner
24/Jan/2019		PLANET LOVE			1942554			IS&EDC	25/Jul/2029	Canivate Growing Systems Ltd
19/Dec/2019		PLANET LOVE	79274347	1504091					Awaiting examination in US	Canivate Growing Systems Ltd
21/Jan/2020	25/Jul/2019	PLANET LOVE	806/1273879901			1504091			25/Jul/2029	AgriFORCE Growing Systems Ltd.
24/Jan/2019		HYDROFILM			1942547			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
21/Jan/2020	24/Jul/2019	HYDROFILM				1506916				AgriFORCE Growing Systems Ltd.
7/Dec/2018		HYDROHAUS			1934896			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
7/Dec/2018		HYDROHOUSE			1934895			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
1/Mar/2019		CANIVATE			1949210	1494234		CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	Formalized; awaiting examination	Canivate Growing Systems Ltd
21/Jan/2020	30/Aug/2019	CANIVATE				1494234				AgriFORCE Growing Systems Ltd.
1/Mar/2019		THE CANIVATE WAY			1949209			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
1/Mar/2019	27/Oct/2020	THE CANIVATE WAY	79-270,261			1494231	6,182,017	CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	26/Oct/2030	AgriFORCE Growing Systems Ltd.
26/Nov/2019		AGRIFORCE Trademark application			1997835			CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	Formalized; awaiting examination	AgriFORCE Growing Systems Ltd.
22/May/2020		AGRIFORCE Trademark application	88930218	88930218				CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	Awaiting examination in US	AgriFORCE Growing Systems Ltd.
18/Sep/2020		AGRIFORCE Trademark application				18243244		CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	22/May/2030	AgriFORCE Growing Systems Ltd.
19/Aug/2020		FORCEFILM Trademark application	90124842	90/124842					Awaiting examination in US	AgriFORCE Growing Systems Ltd.
7/Aug/2020		FORCEFILM Trademark application			2044675				Formalized; awaiting examination	AgriFORCE Growing Systems Ltd.

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Our Competitive Conditions

Both indoor and greenhouse growing facilities have come to the forefront in recent years. With the advent of new business opportunities and the necessity and demand for increasing efficiency and yields, the facility design for both indoor and greenhouse has been significantly improved through advancing technologies and operational procedures, even more importantly in hybrid facility environments.

In recent decades, the greenhouse industry has been transforming from small scale facilities used primarily for research and aesthetic purposes (i.e. botanic gardens) to significantly more large-scale facilities that compete directly with land-based conventional food and ornamental plant production. While indoor growing allows production throughout the year and in most geographical locations, the energy used for lighting and climate control is costly while those systems are critical to the success, efficiency and yield of the operation. In large part due to the recent improvements in growing technology, the industry is witnessing a blossoming like no time before. Greenhouses today are increasingly emerging that are large-scale, capital-infused, more resource conscientious and urban-centered.

A major part of this recent transformation in the greenhouse industry has been the rise of a technology-infused Smart Greenhouse Market. Smart Greenhouses feature new levels of technology and automated control systems that allow for further optimization of growing conditions. These technologies include LED grow-lights that provide energy efficient supplemental lighting during cloudy conditions and at night, as well as an array of smart sensors that can detect issues with plants or the growing environment as they arise and trigger responses from different control systems.

No matter the country or region, one universal trend is that modern greenhouses are being built closer to metropolitan areas and large transportation hubs. One reason for this shift is to locate greenhouses closer to universities where research opportunities and skilled labor abound. As greenhouses become more tech-heavy, having this close proximity to research institutions will continue to be an important factor in location.

As the market has grown dramatically, it has also experienced clear trends in recent years. Modern greenhouses are becoming increasingly tech-intensive, using LED lights and automated control systems to tailor optimal growing environments. Successful greenhouse companies are scaling significantly and locating their growing facilities near urban hubs to capitalize on the ever-increasing demand for local (sustainable, conscientious, nutritious) food, no matter the season. To accomplish these feats, the greenhouse industry is also becoming increasingly capital-infused, using venture funding and other sources to build out the infrastructure necessary to compete in the current market.

As the smart greenhouse market continues to expand, new technologies are also coming online that will shape the future of production. Like before, many of these technologies are being developed for the greenhouse industry in particular. However, perhaps recently more than ever, innovation is also coming from other sectors. From artificial intelligence to Solar PV, new technologies from a wide range of industries are now finding their way into the modern greenhouse.

Past and current deficiencies with indoor farming in general have already signaled two important messages. First, there is logical reasoning to support the argument that indoor agriculture will become the norm and play a vital role to our current food (water intensive, non-grain) landscape. It will not be an easy journey, but the industry is growing and evolving at a fascinating speed. Second, technology advancements play a key role in leading the industry to continue to mature and reach greater efficiencies, production, and profitability.

As the global population continues to grow, and resources like land and water become more restricted, greenhouse (and hybrid) farming will be a dominant contributor for feeding global population that is just as important as land-based farming.

As a whole, the solutions provided to the agriculture industry have been driven by the integration of disparate components predominately lead by the client / farmer, major greenhouse vendors such as Kubo, Van der Hoeven, Certhon and Havecon or by major automation vendors such as Codema Systems or Ridder Group. This has resulted in fragmentation and sub-optimal IP that has not been fully integrated in a form as the Company is endeavoring to provide. Additionally, many solutions often are an amalgamation of disparate parts and vendors that are not necessarily optimized for a particular crop. In the indoor growing space, this is even more pronounced as the facility is often a simple warehouse which is in and of itself suboptimal and the draw backs are more pronounced. Often the integration is led by the cultivators themselves, who often do not possess the necessary skills to effectively manage such a process or it is led by one of the main vendors.

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The future: hardware, software, & plant physiology

Currently innovation is steered by three main drivers: in-house development within companies, technology providers, and “cross-industry pollination”. New and upcoming companies have great potential to create innovative products. When companies showcase how their innovative technology can be applied, other companies can either adapt or further develop these ideas. There are also technology providers who specialize in specific areas of Ag-Tech. Through cross-industry pollination, we can acquire existing technology from other industries for use in greenhouse application.

Lighting/materials

Energy costs—primarily associated with lighting—are of major significance in the operation of a greenhouse facility. Lighting is a critical component for growing plants in fully closed environments because it is the primary energy input used by plants for photosynthesis. Light-emitting diodes (LEDs) were first adopted for indoor growing in the 1970s to supplement natural sunlight more efficiently than previously used incandescent bulbs. With the advancement of LED technology, the cost has dropped significantly over the last 10 years—specifically, LED lighting costs have halved, while their efficacy, or light energy, has more than doubled. We can expect costs to continue to drop as technology develops and this trend continues. Additionally, precise control of lighting can enable the discovery and dissemination of reproducible “light recipes” that are tailored to crops specifically grown indoors. These light recipes are being developed and used by cultivators to manipulate how plants grow, what they taste like, and their nutrient composition.

In addition to lighting, improvements related to materials can also help further efficiency. Companies like Soliculture, are paving the way for a revolution of greenhouse materials. Their LUMO solar panel contains a low density of silicon photovoltaic (PV) strips arranged with space in between to allow light to transmit between the strips. A thin layer of luminescent material is adhered to the backside of the glass, enhancing light quality by converting green light to red light. Red light has the highest efficiency for photosynthesis in plants, and therefore this optimized light spectrum increases yield faster maturation rate, and has proven to contribute to more disease resistant plants.

Data/AI

Artificial intelligence (“AI”) is expected to grow significantly in the coming years, where humans are certainly not obsolete but essential in leading innovation to significantly enhance results. AI-powered tools are gaining popularity across several industries including agriculture. In the future, we expect AI to be used in operations by means of automation and for predictive analytics.

Robots are increasingly replacing humans as we see more fully automated operations. Robots excel at repetitive, precision mundane tasks such as seeding, weeding, and harvesting. Start-up Iron Ox uses robots every step of the way from seed to harvest.

This allows allocation of resources elsewhere to focus on their overall production. Robotics also reduce labor costs while increasing efficiency. Currently farming is facing a labor shortage for reasons ranging from immigration policy to a lack of desire to work in the industry. Robots can help fill in the gaps in missing labor.

AI and machine learning technologies are developed to integrate and deliver more precise control of comprehensive growing operations. Ag-Tech company, Autogrow, provides intelligent automation systems including pH sensors, irrigation, and climate control products. Both hardware and software are improving to become more analytical and help detect and solve problems such as pest management, nutrient solution maintenance, and disease prevention.

Automation will become more feasible and available as AI technology improves and becomes less expensive. Reduced labor costs will allow product prices to decrease, making local food more accessible.

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Biological Development

While improved environmental control and cultivation practices will undoubtedly lead to greater crop yields, biological alterations can more specifically tailor plants to growing environments and consumer needs. Indoor growing environments and processing facilities reduce the need for plant traits which provide stability in the face of environmental fluctuations, pests, pathogens, and post-harvest injury. New plant breeding techniques and genome-editing technologies such as CRISPR/Cas9 can be used to promote new plant traits focused on rapid plant growth, performance in low-light environments, plant stature, nutrition, and flavor. Coupling heightened environmental control with biological control also opens the door for variable gene expression under different growing conditions. This could lead to crop varieties that are distinct from their outdoor counterparts for new culinary applications and create unique markets for produce grown indoors.

Industrial synergies

With the rise of abundant tech providers and cross-disciplinary innovators, we can expect collaboration and knowledge sharing to become more common. In addition to delivering more effective indoor growing technologies, collaboration may also substantiate partnerships between companies which reduce their ecological footprints. For instance, co-locating greenhouses with industrial power plants can divert carbon dioxide and heat—by products of combustion—from the atmosphere to crops for photosynthesis enhancement and climate control. Furthermore, composted food waste may be diverted from landfills to fertilize crops in soil-based greenhouses. In the other direction, transparent solar panels may enable greenhouses to become net producers of energy to supply nearby buildings without sacrificing crop performance.

New technologies and ideas will better integrate agricultural businesses with the world around them, helping urban and industrial communities become more productive and sustainable.

Innovation in technology and practice will be the key drivers of new developments in indoor and greenhouse ag businesses. While these developments will be diverse and multidimensional, their effects will be focused on improvements to the potential scale and efficiency of, and quality of food from, indoor agriculture. Following the greenhouse’s historical trajectory, we believe it is safe to assume its relevance to global food systems will continue to expand as we progress into the future.

Competitor Comparison

The Company believes that it has no direct competitors who provide a proprietary facility design and automated grow system as well as a system of operational processes designed to optimize the performance of the Company’s grow houses. On a broader basis, the competitive landscape includes greenhouse vendors, agriculture systems providers, automated grow system vendors, and system/solutions consultants.

Competitive Differentiation

The Company believes it has developed one of the world’s most technologically advanced indoor agriculture systems by focusing on competitive differentiators to deliver vastly improved results beyond conventional indoor approaches. By conceiving new IP, as well as utilizing tried trued tested existing Ag-Tech and Bio-Tech solutions, the Company delivers integrated unique architectural design, intelligent automation and advanced growing processes to create precisely controlled growing environments optimized for each nominated crop variety. These precision ecosystems should enable the Company to cost-effectively produce the cleanest, greenest and most flavorful produce, as well as consistent medical-grade plant-based nutraceuticals and pharmaceuticals, available. The key points of differentiation are as follows:

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Crops		Ops

●	Optimized genetics through advanced tissue culture and micropropagation.	●	Advanced propagation/cultivation/harvest SOP’s.
●	Higher yields.	●	Minimal workforce.
●	Improved nutrition/efficacy values.	●	Enhanced automation.
●	Lower production costs.	●	Substantive capital, resource, and operational savings.
●	Patents, future pending and provisional.	●	Reduced ecological impacts.
		●	Trade-marks, EU registered and Canada + US pending.
		●	Patents, pending and provisional.

Facilities		Systems		Environment
●	High-tech high efficiency building envelope.	●	IoT to AI integrated facility/systems controls.	●	High efficiency climate control equipment.
●	Proprietary building engineering and materials.	●	Critical sensing and monitoring interface equipment.	●	Micro-climate delivery materials and systems.
●	Natural sunlight, indoors.	●	Advanced Ag-tech Automated Grow Systems.	●	Automated chronological/meteorological/biological integrated controls.
●	Proprietary supplemental grow lighting. Dynamic foam solar gain control. Significantly reduced utility demands. Alternative clean energy sourcing. Green Building Initiative/Green Globe certification. Patents, pending and provisional.	● ● ●	Proprietary high efficiency grow channels. Hybrid hydroponic-aeroponic nutrient systems. Patents, pending and provisional.	● ●	Sealed environment. Herbicide and pesticide free cultivation. Patents, pending and provisional.

Employees

As of the date of this Prospectus, the Company has nine employees and four consultants. Prior to COVID-19, the Company had eight employees and two consultants. The Company also relies on consultants and contractors to conduct its operations. The Company anticipates that it will move back to pre-COVID -19 staffing levels upon completion of further financing and hopes that certain senior management personnel whose employment was terminated will be available to re-join the Company. However, there can be no assurances that previous employees will be desirous of rejoining or available to rejoin the Company in which case the Company will likely need to incur recruitment costs to identify and recruit suitable personnel in key management positions.

Operations

The Company primary operating activities are in California. The Company’s head office is located in Vancouver, British Columbia, Canada. The Company intends to open a project office near Coachella, CA and maintain an administrative office in Los Angeles. The Company also anticipates opening an office in Holland in the next year upon completion of its financing. The Company also plans to construct its initial AgriFORCE micropropagation laboratories and its initial AgriFORCE grow houses in the State of California.

Description of Property

The Company currently leases office space at 2233 Columbia Street, Suite 300, Vancouver, B.C., V5Y 0M6 as its principal office. The Company believes these facilities are in good condition and satisfy its current operational requirements..

Litigation

We are subject to the legal proceeding and claims described in detail in “Note 14. Commitments and Contingencies” to the audited financial statements for the year ended December 31, 2020. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this prospectus, we do not believe the outcome of such legal proceeding and claims, if determined adversely to us, would be reasonably expected to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

12

THE OFFERING

Shares of common stock outstanding prior to this offering	14,983,761	(1)

Shares being offered by the Selling Stockholders	732,263	(2)

Shares of common stock to be outstanding after the offering	14,983,761	(1)(2)

(1) As of August 25, 2021.

(2) Assumes the settlement of all restricted stock unit grants and options awarded to the Selling Stockholders in shares of our common stock on a one for one basis and the subsequent sale by the Selling Stockholders of all of the shares of our common stock issued to them by the Company and registered for resale to the public under the Registration Statement accompanying this Reoffer Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this Reoffer Prospectus.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 14 of this Reoffer Prospectus.

NASDAQ Symbol	AGRI (common shares) AGRIW (Series A Warrants)

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described herein, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, together with the financial or other information contained or incorporated by reference in such reports, and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this Reoffer Prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see the section entitled “Where You Can Find More Information” on page 34 of this Reoffer Prospectus.

Risks Relating to the Company’s Business

The Company is an early stage company with little operating history, a history of losses and the Company cannot assure profitability.

The Company currently has no revenues and does not have any history of revenue generating operations. The Company has been involved to date in the design and development of its AgriFORCE grow house which incorporates the Company’s AgriFORCE micropropagation laboratories. While the Company has invested considerably in this development and design process, no AgriFORCE grow house has been constructed to date and accordingly, the commercial or operating viability of the AgriFORCE grow house has not been proven, or when, if ever, the Company will generate revenue from its operations, and if those revenues, when and if generated, will be sufficient to sustain operations, nonetheless achieve profitability.

There is no assurance that the Company’s AgriFORCE grow houses or micropropagation laboratories will operate as intended.

The Company’s initial state of its business operations will be to construct and deploy its initial AgriFORCE grow house and micropropagation laboratories. However, the Company has yet to complete construction of any laboratories. Accordingly, this component of the Company’s business plan is subject to considerable risks, including:

●	there is no assurance that the laboratories will achieve the intended plantlet production rates;
●	the costs of constructing and operating the laboratories may be greater than anticipated;
●	the potential offtake partners who have indicated a willingness to deploy the laboratories at their existing cultivation operations may withdraw and determine not to deploy the laboratories;
●	there is no assurance that the facilities will deliver the intended benefits of high production yields, lower crop losses and reduced operation costs;
●	if the company is not able to fully develop the grow house or it does not operate as intended, it could prevent the company from realizing any of its business goals or achieving profitability;
●	the costs of constructing the AgriFORCE grow houses may be greater than anticipated and the Company may not be able to recover these greater costs through increases in the lease rates, license fees and services fees that it charges to its customers; and
●	the costs of operating the AgriFORCE grow house may be greater than anticipated.

COVID-19 or any pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business.

The COVID-19 virus has had unpredictable and unprecedented impacts in the United States and around the world. The World Health Organization has declared the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease. Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In the United States, federal, state and local governments have enacted restrictions on travel, gatherings, and workplaces, with exceptions made for essential workers and businesses. As of the date of this prospectus, we have not been declared an essential business. As a result, we may be required to substantially reduce or cease operations in response to governmental action or decree as a result of COVID-19. We are still assessing the effect on our business from COVID-19 and any actions implemented by the federal, state and local governments. We have implemented safety protocols to protect our staff, but we cannot offer any assurance that COVID-19 or any other pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere, will not materially and adversely affect our business.

Fluctuations in the exchange rate of foreign currencies could result in losses.

We incur a portion of our operating expenses in Canadian dollars, and in the future, as we expand into other foreign countries, we expect to incur operating expenses in other foreign currencies. We are exposed to foreign exchange rate fluctuations as the financial results of our international operations are translated from the local functional currency into U.S. dollars upon consolidation. A decline in the U.S. dollar relative to foreign functional currencies would increase our non-U.S. revenue and improve our operating results. Conversely, if the U.S. dollar strengthens relative to foreign functional currencies, our revenue and operating results would be adversely affected. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exchange rate exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets.

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The Company will require additional financing and there is no assurance that additional financing will be available when required.

The Company will require substantial additional capital in order to acquire or lease the Coachella land, develop the Coachella lands for use, develop the micropropagation laboratories and operate them, and complete construction of its initial AgriFORCE grow house which is anticipated to be commenced in the second quarter of 2021. The funds raised in this offering will not be sufficient and additional financing will be needed for this purpose and for other purposes. The Company plans to achieve this additional financing through equity and/ or debt financing which will likely be dilutive to the position of then current shareholders. However, there is no assurance that this financing will be available when required. Specifically, there is no assurance that the Company will be able to raise any additional equity financing through its shares given that the viability of the Company’s AgriFORCE grow houses will not be demonstrated until after construction is complete. In addition, there is no assurance that the Company will be able to secure debt financing given its low asset base and its current lack of revenues.

The Company had negative cash flow for the year ended December 31, 2020 and the three months ended March 31, 2021.

The Company had negative operating cash flow for year ended December 31, 2020 and the three months ended March 31, 2021. To the extent that the Company has negative operating cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Company will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Company. The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from management’s expectations. The process for estimating the Company’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations. As a result, the Company’s revenue, net income and cash flow may differ materially from the Company’s projected revenue, net income and cash flow.

The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure, growth, regulatory compliance and operations.

The Company expects to incur significant ongoing costs and obligations related to its investment in its initial AgriFORCE grow houses. To the extent that these costs may be greater than anticipated or the Company may not be able to generate revenues or raise additional financing to cover these costs, these operating expenses could have a material adverse impact on the Company’s results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the design and operation of the Company’s AgriFORCE grow houses, which could increase construction costs and have a material adverse effect on the business, results of operations and financial condition of the Company. The Company’s efforts to construct its AgriFORCE grow houses and grow its business may be costlier than the Company expects, and the Company may not be able to recover sufficient revenues to offset its higher operating expenses. The Company may incur significant losses in the future for a number of reasons, including, unforeseen expenses, difficulties, complications and delays, and other unknown events. If the Company is unable to achieve and sustain profitability, the market price of our securities may significantly decrease.

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There is no assurance the Company will be able to repatriate or distribute funds for investment from the United States to Canada or elsewhere.

In the event that any of the Company’s investments, or any proceeds thereof, any dividends or distributions there from, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable federal laws, rules and regulations or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada or elsewhere.

The Company may not be able to effectively manage its growth and operations, which could materially and adversely affect its business.

If the Company implements it business plan as intended, it may in the future experience rapid growth and development in a relatively short period of time. The management of this growth will require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, the ability to attract and retain qualified management personnel and the training of new personnel. The Company intends to utilize outsourced resources, and hire additional personnel, to manage its expected growth and expansion. Failure to successfully manage its possible growth and development could have a material adverse effect on the Company’s business and the value of the Shares.

The Company may face significant competition from other facilities.

Many other businesses in California engage in similar activities to the Company, leasing commercial space to agricultural producers generally, and providing additional products and services to similar customers. The Company cannot assure you that it will be able to compete successfully against current and future competitors. Competitive pressures faced by the Company could have a material adverse effect on its business, operating results and financial condition.

If we are unable to protect our intellectual property, our business may be adversely affected.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes provisional patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	Currently, we only have provisional protection, which may not result in full patents being granted, and any full patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to trademark opposition proceedings in the U.S. and in foreign countries;

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●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us as invalid, unenforceable or not infringed;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

●	require technology changes to our platform that would cause our Company to incur substantial cost;

●	subject us to significant liabilities; and

●	require us to cease some or all of its activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

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We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If we are unable to obtain or defend our patents, our business could be materially adversely affected.

Our patent position is highly uncertain and involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and provisional patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

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Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

International intellectual property protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is more uncertain and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of its foreign patents or its competitors’ foreign patents, which could result in substantial costs and diversion of its efforts and loss of credibility with customers.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, universities or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

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We have a limited operating history on which to judge our business prospects and management.

Our company was incorporated and commenced operations in 2017. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

We may not be able to continue as a going concern.

The Company has incurred substantial operating losses since its inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As reflected in the financial statements, the Company had an accumulated deficit of approximately $12.5 million at December 31, 2020, a net loss of approximately $3.2 million, and approximately $1.9 million of net cash used in operating activities for the year ended December 31, 2020. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Through this registration statement, the Company is seeking to obtain additional capital through the sale of equity to fund operations. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares.

Our management team has limited experience managing a public company, and regulatory compliance may divert our attention from the day-to-day management of our business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

The Company may become subject to litigation, which may have a material adverse effect on the Company’s reputation, business, results from operations, and financial condition.

The Company may be named as a defendant in a lawsuit or regulatory action. The Company may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition.

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If the Company is unable to attract and retain key personnel, it may not be able to compete effectively.

The Company’s success has depended and continues to depend upon its ability to attract and retain key management, including the Company’s Chief Executive Officer and technical experts. The Company will attempt to enhance its management and technical expertise by continuing to recruit qualified individuals who possess desired skills and experience in certain targeted areas. The Company’s inability to retain employees and attract and retain sufficient additional employees or engineering and technical support resources could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition. Shortages in qualified personnel or the loss of key personnel could adversely affect the financial condition of the Company, results of operations of the business and could limit the Company’s ability to develop and market its intellectual property. The loss of any of the Company’s senior management or key employees could materially adversely affect the Company’s ability to execute the Company’s business plan and strategy, and the Company may not be able to find adequate replacements on a timely basis, or at all. The Company does not maintain key person life insurance policies on any of the Company’s employees.

The size of the Company’s initial target market is difficult to quantify and investors will be reliant on their own estimates on the accuracy of market data.

Because high growth crop technology is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. The Company regularly follows market research.

The Company’s industry is experiencing rapid growth and consolidation that may cause the Company to lose key relationships and intensify competition.

The agriculture industry and various verticals within it are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm the Company in a number of ways, including by losing strategic partners and or customers if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing the Company to expend greater resources to meet new or additional competitive threats, all of which could harm the Company’s operating results. As competitors enter the market and become increasingly sophisticated, competition in the Company’s industry may intensify which could negatively impact its profitability.

The Company will be reliant on information technology systems and may be subject to damaging cyberattacks.

The Company’s operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

The Company has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Company’s officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

Although certain officers and board members of the Company are expected to be bound by anti-circumvention agreements limiting their ability to enter into competing and/or conflicting ventures or businesses, the Company may be subject to various potential conflicts of interest because some of its officers and directors may be engaged in a range of business activities. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

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In addition, the Company may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or companies with which the Company may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Company. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

There is no guarantee that how the Company uses its available funds will yield the expected results or returns which could impact the business and financial condition of the Company.

The Company cannot specify with certainty the particular uses of available funds. Management has broad discretion in the application of its proceeds. Accordingly, a holder of Shares will have to rely upon the judgment of management with respect to the use of available funds, with only limited information concerning management’s specific intentions. The Company’s management may spend a portion or all of the available funds in ways that the Company’s shareholders might not desire, that might not yield a favorable return and that might not increase the value of a purchaser’s investment. The failure by management to apply these funds effectively could harm the Company’s business. Pending use of such funds, the Company might invest the available funds in a manner that does not produce income or that loses value.

Our Articles of incorporation, by-laws and certain Canadian legislation, contain provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our by-laws, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares. For instance, our by-laws, to be effective upon the completion of this offering, contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.

The Investment Canada Act requires any person that is non-Canadian (as defined in the Investment Canada Act) who acquires “control” (as defined in the Investment Canada Act) of an existing Canadian business to file either a pre-closing application for review or notification with Innovation, Science and Economic Development Canada. An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant Minister is satisfied that the acquisition is likely to be of net benefit to Canada. Under the national security regime in the Investment Canada Act, the federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such an investment by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Furthermore, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner of Competition jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition. This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if (i) that person (and their affiliates) would hold, in the aggregate, more than 20% of all of our outstanding voting shares, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies. Where a person (and their affiliates) already holds, in the aggregate, more than 20% of all of our outstanding voting shares, a notification must be filed if (i) the acquisition of additional shares would bring that person’s (and their affiliates) holdings to over 50%, (ii) certain financial thresholds are exceeded and (iii) no exemption applies. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless compliance with the waiting period has been waived or the Commissioner of Competition provides written notice that he does not intend to challenge the acquisition. The Commissioner of Competition’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

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We are governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are incorporated under the Business Corporations Act (British Columbia) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the Business Corporations Act (British Columbia) and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the Business Corporations Act (British Columbia) generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the Business Corporations Act (British Columbia) a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Risks Related to this Offering and the Ownership of Our Common Shares

A sustained, active trading market for our common shares or Series A Warrants may not develop or be maintained which may limit investors’ ability to sell shares at all or at an acceptable price.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our common shares or Series A Warrants and we cannot predict whether an active market for our securities will ever develop or be sustained in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our common shares, and Series A Warrants may be limited; and

●	a lack of visibility for our common shares and Series A Warrants may have a depressive effect on the market price for our common shares.

The lack of an active market impairs your ability to sell your securities at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your securities. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional assets by using our securities as consideration.

There is no established trading market for our securities; further, our common shares and Series A Warrants will be subject to potential delisting if we do not maintain the listing requirements of the NASDAQ Capital Market.

This offering constitutes our initial public offering of units consisting of one common share and one Series A Warrant. No public market for these securities currently exists. We have applied to list the shares of our common shares and Series A Warrants on the NASDAQ Capital Market, or NASDAQ (and will also list our Series A Warrants if such application is accepted). An approval of our listing application by NASDAQ will be subject to, among other things, our fulfilling all of the listing requirements of NASDAQ. Even if these shares are listed on NASDAQ, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering our common shares will trade at a price equal to or greater than the offering price.

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In addition, NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of our common shares. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common shares and/or other securities are not traded on a national securities exchange.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we will face increased legal, accounting, administrative and other costs and expenses. After the consummation of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by NASDAQ should we in the future be listed on this market, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common shares. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

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New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The market price of our common shares and Series A Warrants may be volatile, and you may not be able to resell your common shares and Series A Warrants at or above the initial public offering price.

The market price for our common shares and Series A Warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	our failure to comply with regulatory requirements;

●	our inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning our intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common shares or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common shares due to many factors, including the terms of our financing arrangements.

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In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common shares. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common shares to be particularly volatile and negative results would have a substantial negative impact on the price of our common shares and Series A Warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common shares and Series A Warrants will fluctuate and there can be no assurances about the levels of the market prices for our common shares and Series A Warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	taking advantage of an extension of time to comply with new or revised financial accounting standard;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates and may contain less or more modified disclosure than those public companies. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common shares.

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FINRA sales practice requirements may also limit your ability to buy and sell our common shares, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common shares or Series A Warrants, our securities’ price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common shares and Series A Warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common shares and Series A Warrants or trading volume to decline.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common shares, which may adversely affect the market price of our common shares and Series A Warrants.

Our Board of Directors may determine from time to time that it needs to raise additional capital by issuing additional shares of our common shares or other securities. Except as otherwise described in this prospectus, we will not be restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing shareholders or reduce the market price of our common shares and Series A Warrants, or all of them. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common shares.

An investment in our Series A Warrants is speculative in nature and could result in a loss of your investment therein.

The Series A Warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common shares and pay an assumed exercise price of $7.20 per share (120% of the public offering price of our common shares and Series A Warrants in this offering), prior to three years from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value. Moreover, following this offering, the market value of the Series A Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants to exercise the Series A Warrants.

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Our Series A Warrants and contain a provision which only permits securities claims to be brought in federal court.

Section 11 of our Series A Warrants states in relevant part: “The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan (except for claims brought under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which must be brought in federal court)”. Therefore any claims with respect to our Series A Warrants brought under the Securities Act of 1933 or the Securities Exchange Act must be brought in federal court while all other claims may be brought in federal or state court. Proceedings in federal court may be more expensive than in state court due to more comprehensive rules on how discovery and motion and trial practice are handled. This provision may have a dampening effect on claims brought under these securities laws or limit the ability of the investor to bring a claim in the jurisdiction it deems more favorable. This provision is likely enforceable as requirements regarding bringing securities claims have been met, but it may have the overall effect of discouraging litigation due to the circumstances described herein.

We do not currently intend to pay dividends on our common shares in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We have never declared or paid cash dividends on our common shares and do not anticipate paying any cash dividends to holders of our common shares in the foreseeable future. Consequently, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that our common shares will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

●	our use of net proceeds from this offering;

●	the continued development and growth of the demand and markets for high technology agricultural crops;

●	our ability to raise future capital through debt or equity financing transactions;

●	our ability to attract and retain key employees;

●	our ability to manage growth in our business; and

●	our ability to identify and successfully execute strategic partnerships.

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Although we base the forward-looking statements contained in this prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus include:

●	our ability to implement our growth strategies;

●	our ability to complete the construction of our facilities on time and on budget;

●	our competitive advantages;

●	the development of new proprietary solutions for various other agriculture crops and growing systems;

●	our ability to obtain and maintain financing on acceptable terms;

●	the impact of competition;

●	the changes and trends in the agriculture industry;

●	changes in laws, rules and regulations;

●	our ability to obtain construction permits and associated licenses;

●	our ability to maintain good business relationships with our exclusive independent operators and strategic partners;

●	our ability to keep pace with changing consumer preferences;

●	our ability to protect our intellectual property;

●	our ability to identify, manage and integrate acquisitions;

●	our ability to retain key personnel; and

●	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See “Where You Can Find More Information”.

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This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS

The Shares offered by the Selling Stockholders pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. As a result, all proceeds from the sales of the Shares will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell their Shares pursuant to this Reoffer Prospectus from time-to-time at prices and at terms according to the then prevailing market price for shares of our Shares, or in negotiated transactions.

SELLING STOCKHOLDERS

The table below sets forth, as of August 25, 2021, (i) the number of Shares held of record or beneficially owned by the Selling Stockholders as of such date (as determined below) and (ii) the number of Shares that may be sold or otherwise disposed of under this Reoffer Prospectus by each Selling Stockholder (including those Shares which may be issued in settlement of those Stock Rights held by the Selling Stockholders). Beneficial ownership includes Shares plus any securities held by the holder exercisable for or convertible into Shares within sixty (60) days after August 25, 2021, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any Shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholders named below. We do not know when or in what amounts a Selling Stockholder may sell or otherwise dispose of the Shares covered hereby. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their Shares in transactions exempt from or not subject to the registration requirements of the Securities Act since the date on which the information in the following table was provided to us. Information concerning the Selling Stockholders may change from time to time and, we will, as appropriate, supplement this Reoffer Prospectus in order to reflect grants under the 2018 Plan and/or to update the list of Selling Stockholders and the number of Shares being offered. The Selling Stockholders may not sell or otherwise dispose of any or all of the Shares offered pursuant to this Reoffer Prospectus and they may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Selling Stockholders may sell or otherwise dispose of some, all or none of the Shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering contemplated by this Reoffer Prospectus. However, for purposes of the following table, we have assumed that all of the Shares covered hereby are sold by the Selling Stockholders pursuant to this Reoffer Prospectus. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

All Selling Stockholders named are current officers or directors or advisors of the Company. All of the Selling Stockholders received their Shares being offered pursuant to this Reoffer Prospectus in return for services rendered to the Company. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their Shares, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated below, to our knowledge, no persons named in the table are a broker-dealer or affiliate of a broker-dealer. Unless otherwise indicated, each Selling Shareholder’s mailing address is: c/o the Company at its address as listed in the registration statement.

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	Number of	Percentage of		Number of	Percentage of
	Shares	Common Stock		Shares	Common Stock
	Beneficially	Beneficially	Shares	Beneficially	Beneficially
	Owned	Owned	Offered	Owned	Owned
	Prior to	Before	in this	After this	After this
Name	Offering	Resale (1) **	Offering	Offering	Offering **
Directors and Officers:
Ingo Mueller	386,938	2.58%	207,991	386,938	2.58%
Don Nicholson	144,231	0.96%	91,599	144,231	0.96%
John Meekison	38,124	0.25%	38,124	38,124	0.25%
David Welch	37,542	0.25%	24,384	37,542	0.25%
Richard Wong	73,235	0.49%	73,235	73,235	0.49%
Troy McCllellan	404,364	2.70%	96,227	404,364	2.70%
Zahra Forhani Esfahani	60,062	0.40%	60,062	60,062	0.40%
Sunny Yeung	50,052	0.33%	50,052	50,052	0.33%
Prabhjas Singh Hans	50,052	0.33%	50,052	50,052	0.33%
Dawn Longshaw	13,230	0.09%	10,824	13,230	0.09%
Angelica Ballen	80,111	0.53%	27,480	80,111	0.53%
Courtney Radcliffe	2,233	0.01%	2,233	2,233	0.01%

Total	1,340,174	8.94%	732,263	1,340,174	8.94%

*Less than 1%

** Based upon 14,983,761 shares of Shares issued and outstanding as of August 25, 2021. Assumes no further issuances under the Plan.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options currently exercisable, or exercisable, or restricted stock units that vest, within 60 days after August 25, 2021, (as used in this section, the “Determination Date”), are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options and/or restricted stock units but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the Shares covered by this Reoffer Prospectus at various times while the Registration Statement to which this Reoffer Prospectus relates remain effective. The Selling Stockholders will act independently of the Company with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the Shares covered by this Reoffer Prospectus, except that each Selling Stockholder may sell sufficient shares to cover the tax liability associated with the vesting of any Shares pursuant to RSUs granted to it.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price;
3.	a price negotiated by such Selling Stockholder in a negotiated sale; or
4.	such other price as the Selling Stockholders determine from time to time.

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Manner of Sale

The Shares may be sold by whatever permissible means selected by the Selling Stockholders, including by one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Reoffer Prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	directly to purchasers at prevailing market prices or in negotiated sales;
5.	through options, swaps or derivatives;
6.	in transactions to cover short sales;
7.	privately negotiated transactions; or
8.	on a combination of any of the above methods.

The Selling Stockholders may sell their Shares directly to purchasers or they may use brokers, dealers, underwriters or agents to sell their Shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of the Shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. The Company will bear none of the costs associated with such broker-dealer relationships on behalf of the Selling Stockholders, except with regard to those costs we may incur from time to time to update this Reoffer Prospectus, if required.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of their Shares at a stipulated price per Share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire stock as principal may thereafter resell the Shares they acquire from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales of the Shares, broker-dealers may pay to or receive from the purchasers of Shares commissions as described above. If our Selling Stockholders enter into such arrangements with brokers-dealers as described above, we will file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters, and will update this Reoffer Prospectus, as required.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the Reoffer Prospectus delivery requirements of the Securities Act and we have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Shares pursuant to this Registration Statement.

Sales Pursuant to Rule 144

Any Shares covered by this Reoffer Prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold in compliance with Rule 144 rather than pursuant to this Reoffer Prospectus.

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Regulation M

Each Selling Stockholder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M. The anti-market manipulation rules of Regulation M may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares pursuant to this Reoffer Prospectus to engage in passive market-making activities with respect to such Shares. Passive market-making involves transactions in which a market maker acts as both the underwriter and as a purchaser of the Shares in the secondary market. All of the foregoing may limit the marketability of the Shares offered pursuant to this Reoffer Prospectus by the Selling Stockholders and may also limit the ability of any person to engage in market-making activities with respect to such Shares.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the Shares, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Securities;
2.	may not cover short sales by purchasing Shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the Shares will be freely tradable by any person other than our affiliates (including affiliates of our affiliates).

State Securities Laws

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless the Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. If a Selling Stockholder intends to offer our Shares in such a jurisdiction, the Selling Stockholder must do so in compliance with applicable law.

Expenses of Registration

We are bearing all costs relating to the registration of the Shares. These expenses are estimated to be $15,000 including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby has been passed upon for us by MacMillan LLP. as stated in its opinion, which is incorporated by reference herein. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable Reoffer Prospectus supplement.

INTERESTS OF EXPERTS

No expert or counsel named in this Reoffer Prospectus as having prepared or certified any part of this Reoffer Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

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MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2020, other than those changes that have been described in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. See the section below under the heading, “Where You Can Find More Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Reoffer Prospectus. Information that is incorporated by reference herein is considered to be part of this Reoffer Prospectus and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this Reoffer Prospectus, and will be considered to be a part of this Reoffer Prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this Reoffer Prospectus the following filed with the SEC:

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 3, 2021;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on July 21, 2021, July 28, 2021 and August 5, 2021; and

●	Our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of effectiveness Registration Statement and after the date of this Reoffer Prospectus but prior to the termination of the offering of the securities covered by this Reoffer Prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at 604-757-0952 or by writing to us at the following address: AgriForce Growing Systems, Ltd., Attn: Ingo Mueller, CEO, 2233 Columbia Street, Suite 300

Vancouver, BC V5Y 0M6 Canada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by the British Columbia Business Corporation Law, we have adopted provisions in our restated certificate of incorporation and restated by-laws that limit or eliminate the personal liability of our directors and certain executive officers and employees of the Company. We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and Marathon controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may also obtain this information from the SEC at the address listed above or from the SEC’s internet site, SEC.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, https://ir.Marathonpg.com under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this Reoffer Prospectus.

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REOFFER PROSPECTUS

AGRIFORCE GROWING SYSTEMS, LTD.

2233 Columbia Street, Suite 300

Vancouver, BC V5Y 0M6

Canada

732,263 SHARES OF COMMON STOCK

August 25, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Registration Statement and the accompanying prospectus. Information that is incorporated by reference herein is considered to be part of this Registration Statement and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this Registration Statement, and will be considered to be a part of this Registration Statement from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference herein the following documents filed with the SEC:

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 3, 2021;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on July 21, 2021, July 28, 2021 and August 5, 2021; and

●	Our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of effectiveness of this Registration Statement and after the date of the prospectus accompanying it but prior to the termination of the offering of the securities covered by such prospectuses. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at 604-757-0952 or by writing to us at the following address: AgriForce Growing Systems, Ltd., Attn: Ingo Mueller, CEO, 2233 Columbia Street, Suite 300, Vancouver, BC V5Y 0M6 Canada.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Reoffer Prospectus as having prepared or certified any part of this Reoffer Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the articles of the Registrant (the “Articles”) regarding indemnification of the Registrant’s directors and officers.

Indemnification under the Act

Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

Under Section 159 of the Act:

● an “eligible party” means an individual who:

○ is or was a director or officer of the Registrant,

○ is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

○ at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

· an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

● an “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

○ is or may be joined as a party, or

○ is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

● “expenses” are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

● a “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

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Under Section 162 of the Act, and subject to section 163, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5-Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

●	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

●	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

●	make any other order the Court considers appropriate.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description of Document

4.5	2018 Equity Incentive Plan, as amended*
5.1	Opinion of MacMillan LLP*
23.1	Consent of RBSM LLP*
23.2	Consent of MacMillan LLP (contained in Exhibit 5.1)

*Filed herewith.

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ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, and State of British Columbia, on the 25 day of August, 2021.

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Ingo Mueller
Name:	Ingo Mueller
Title:	Chief Executive Officer and President and Director

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ingo Mueller	Chief Executive Officer and Executive Chairman and Director (Principal Executive Officer)	August 25, 2021
Ingo Mueller

/s/ Richard Wong	Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2021
Richard Wong

/s/ Don Nicholson	Director	August 25, 2021
Don Nicholson

/s/ John Meekison	Director	August 25, 2021
John Meekison

/s/ David Welch	Director	August 25, 2021
David Welch

/s/ Richard Levychin	Director	August 25, 2021
Richard Levychin

/s/ Amy Griffith	Director	August 25, 2021
Amy Griffith

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